LeMASTER & DANIELS PLLC

Bank of America Financial Center
601 West Riverside, Suite 700
Spokane, WA 99201
509.624.4315
FAX 509.624.8874

www.lemasterdaniels.com

SPOKANE
TRI-CITIES
QUINCY
YAKIMA
WALLA WALLA
WENATCHEE
MOSES LAKE
OTHELLO
COLFAX
OMAK
DAYTON
GRANDVIEW

ACCOUNTING

AND

CONSULTING

SERVICES

MEMBER OF

McGLADREY

NETWORK

December 9, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of Little Squaw Gold Mining Company dated December 6, 2003, and we agree with the statements contained therein insofar as they relate to our firm.

Sincerely,

/s/ LeMaster & Daniels PLLC